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                                                                   EXHIBIT 99.2
                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                       TENDER OF SHARES OF COMMON STOCK
                                      OF
                              DELUXE CORPORATION
                   (Not to be used for signature guarantees)

   This notice of guaranteed delivery or one substantially equivalent hereto must be used to accept the offer of Deluxe Corporation ("Deluxe") to exchange
       eFunds shares for each Deluxe share up to a maximum of        Deluxe
shares, upon the terms and subject to the conditions set forth in the offering
circular-prospectus dated          , 2000 and the related letter of
transmittal (which together constitute the exchange offer), if (i) your stock certificate(s) representing shares of common stock, par value $1.00 per share (the "Deluxe shares"), of Deluxe are not immediately available, (ii) you cannot complete the procedure for book-entry transfer on a timely basis or
(iii) you cannot deliver the certificate(s) and all other required documents to the exchange agent for the exchange offer, Wells Fargo Bank Minnesota, N.A., prior to the expiration date of the exchange offer (as defined in the offering circular-prospectus). You may deliver this notice of guaranteed delivery by hand, mailed or transmitted by facsimile transmission to the exchange agent. See "Terms of the Exchange Offer--Guaranteed Delivery Procedure" in the offering circular-prospectus.

   The terms and conditions of the exchange offer are incorporated by reference in this notice of guaranteed delivery. Capitalized terms used but not defined in this notice of guaranteed delivery have the meanings ascribed to them in the exchange offer.

         By Mail:

                                   By Hand:

                                                            By Courier:

  Wells Fargo Shareowner    Wells Fargo Shareowner     Wells Fargo Shareowner
         Services                  Services                   Services
      P.O. Box 64858       c/o The Depository Trust      161 North Concord
 St. Paul, MN 55164-0858           Company                    Exchange
   Attn: Reorganization      Transfer Agent Drop      South St. Paul, MN 55075
        Department           55 Water Street, 1st       Attn: Reorganization
                                    Floor                    Department
                              New York, NY 10041

                                 By Facsimile
                                Transmission:

                                (for eligible
                              institutions only)
                                (651) 450-4163
                              Confirm Facsimile
                                Transmission:

                                (651) 450-4110

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO THE EXCHANGE AGENT OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY OR TENDER.

   This notice of guaranteed delivery is not to be used to guarantee signatures. If a signature on the letter of transmittal is required to be guaranteed by an eligible institution (as described in the offering circular-prospectus), such signature must appear in the applicable space provided in the signature box on the letter of transmittal.
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LADIES AND GENTLEMEN:

   Upon the terms and subject to the conditions set forth in the offering circular-prospectus, and the related letter of transmittal, which together constitute the exchange offer, the receipt of which is hereby acknowledged, I hereby tender to you the number of Deluxe shares indicated in this notice of guaranteed delivery, pursuant to the guaranteed delivery procedure set forth in "Terms of the Exchange Offer--Guaranteed Delivery Procedure" in the offering circular-prospectus.

   NUMBER OF DELUXE SHARES TENDERED HEREBY:

   THE FOLLOWING BOX IS TO BE COMPLETED ONLY IF DELUXE SHARES ARE BEING TENDERED BY A PERSON OWNING BENEFICIALLY AND OF RECORD AN AGGREGATE OF LESS
THAN 100 DELUXE SHARES, AS OF       , 2000.

                 [_]BY CHECKING THIS BOX, I REPRESENT THAT I
                    OWNED BENEFICIALLY AND OF RECORD AS OF
                          , 2000, AN AGGREGATE OF LESS THAN
                    100 DELUXE SHARES AND AM TENDERING ALL
                    SUCH SHARES.

                  (PLEASE TYPE OR PRINT, EXCEPT FOR SIGNATURE)



 Name(s) of registered holder(s):         Number of Deluxe shares tendered:


 ____________________________________     ____________________________________


 Address(es) (include zip code):          Certificate no(s). (if
                                          applicable):


 ____________________________________
                                          ____________________________________


 ____________________________________
                                          Total number of shares represented
                                          by Deluxe share certificate(s):

 ____________________________________


 Area code and telephone no(s):           ____________________________________


 ____________________________________     Window ticket no. (if any):


 Dated: _____________________________     ____________________________________

 Signature(s): ______________________



 IF DELUXE SHARES WILL BE BOOK-ENTRY
 TRANSFERRED, PLEASE PROVIDE THE
 FOLLOWING INFORMATION:

 Account number: ____________________

 Transaction code number: ___________


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                              MEDALLION GUARANTEE

                   (Not to be used for signature guarantees)

   The undersigned, a participant in the Security Transfer Agents Medallion Program or the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees (i) that either the certificates representing the Deluxe shares tendered hereby in proper form for transfer or a confirmation of a book-entry transfer of such Deluxe shares into the exchange agent's account at the book-entry transfer facility, in each case together with a properly completed and duly executed letter of transmittal (or a manually signed facsimile thereof) and any required signature guarantees, or an agent's message (as defined in the offering circular-prospectus) in connection with a book-entry transfer, and any other documents required by the letter of transmittal will be received by the exchange agent at one of its addresses set forth above, within three business days after the date hereof,
(ii) that the holder on whose behalf this tender is being made owns the Deluxe shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (Rule 14e-4), and (iii) that the tender of such Deluxe shares complies with Rule 14e-4.

                  (PLEASE TYPE OR PRINT, EXCEPT FOR SIGNATURE)


 Name of firm:


                                        --------------------------------------
 --------------------------------------          Authorized signature


 Address (include zip code):            Name: ________________________________


 -------------------------------------- Title: _______________________________


 -------------------------------------- Dated: _______________________________


 --------------------------------------

 --------------------------------------

 Telephone: ___________________________


NOTE: DO NOT SEND CERTIFICATES FOR DELUXE SHARES WITH THIS NOTICE. STOCK
      CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT.

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